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Deloitte
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Computer Task Group, Incorporated on Form S-8 of our report dated January 31, 2001 (March 26, 2001 as to Note 5), appearing in and incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
Buffalo, N.Y.
August 1, 2001